Jenkens & Gilchrist Parker Chapin LLP


                              THE CHRYSLER BUILDING              AUSTIN, TEXAS
                              405 LEXINGTON AVENUE              (512) 499-3800
                            NEW YORK, NEW YORK 10174           CHICAGO, ILLINOIS
                                                                (312) 425-3900
                                 (212) 704-6000                  DALLAS, TEXAS
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                                                                HOUSTON, TEXAS
                                 www.jenkens.com                (713) 951-3300
                                                                 LOS ANGELES,
                                                                  CALIFORNIA
                                                                (310) 820-8800
                                                              SAN ANTONIO, TEXAS
                                                                (210) 246-5000
                                                               WASHINGTON, D.C.
                                                                (202) 326-1500

                                                February 21, 2001

ICOA, Inc.
111 Airport Road
Warwick, RI 02889


Dear Sir or Madam:

     We have acted as special counsel to ICOA, Inc., a Nevada corporation (the "Company"), in connection with its filing of a registration statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of an aggregate of 92,111,110 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company. Reference is made to (i) the notes issued on August 28, 2000 and February 8, 2001 (the "Issued Notes") and the notes issuable (the "Issuable Notes"), pursuant to the subscription agreements between the Company and each of the investors (as specified on Schedule I hereto), dated as of August 28, 2000 (the "Subscription Agreements") and (ii) the warrants issuable to the warrantholders (as specified on Schedule II hereto, the "Warrantholders") upon conversion of the Issued Notes (the "Warrants"), and the warrants issuable to the Warrantholders upon conversion of the Issuable Notes (the "Issuable Note Warrants"), pursuant to the terms of the Subscription Agreements.

     In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended and (iii) resolutions of the Company's board of directors relating to the issuance of the shares of Common Stock issuable upon conversion of the Issued Notes and the Issuable Notes, and upon exercise of the Warrants and the Issuable Note Warrants. We have also

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ICOA, Inc.
February 21, 2001
Page 2

reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies or facsimiles, and that the Company has a sufficient number of shares of Common Stock authorized to issue shares of Common Stock pursuant to the terms of the Subscription Agreements. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company and the representations and warranties of the Company contained in the Subscription Agreements.

     Based upon and subject to the foregoing, we are of the opinion that:

          (a) 33,000,000 shares of Common Stock issuable upon conversion of the Issued Notes, and upon exercise of the Warrants once issued, in accordance with the terms of the Subscription Agreements, the Issued Notes, and the Warrants, as applicable, will be legally issued, fully paid and non-assessable; and

          (b) 59,111,110 shares of Common Stock issuable upon conversion of the Issuable Notes, and upon exercise of the Issuable Note Warrants once issued, in accordance with the terms of the Subscription Agreements, the Issuable Notes, and the Issuable Note Warrants, as applicable, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.


                                          Very truly yours,


                                          /s/ JENKENS & GILCHRIST
                                              PARKER CHAPIN LLP
                                          JENKENS & GILCHRIST
                                          PARKER CHAPIN LLP



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ICOA, Inc.
February 21, 2001
Page 3



                                   Schedule I

                                List of Investors


Keshet L.P.

Nesher Ltd.

Talbiya B. Investments Ltd.

Tusk Investments, Inc.


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ICOA, Inc.
February 21, 2001
Page 4



                                   Schedule II

                                 Warrantholders


Libra Finance, S.A.

Talbiya B. Investments Ltd.